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                                                                   EXHIBIT 20

BANKAMERICA MANUFACTURED HOUSING CONTRACT TRUST IV

SENIOR/ SUBORDINATE PASS-THROUGH CERTIFICATES

SERIES 1998-1, INVESTOR NUMBER 19982001

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MONTHLY SERVICING SUMMARY                                              PERIOD ENDING:   06/30/98
-----------------------------------------------------------------------------------------------------------------------------------

                                                                         Pass Through
                                                                              Rate                Balance            Pool Factor
                                                                     ------------------------------------------ -------------------
                                                                       BOP  Scheduled Pool     $870,085,442.29         97.1684705%
                                                                       EOP  Scheduled Pool      861,318,641.95         96.1894212%
     Determination Date:         07/07/98     Class A-1 Certificate                6.4700%      700,138,549.39         95.3529471%
     Remittance Date:            07/10/98       Class M Certificate                6.9400%       67,158,000.00        100.0000000%
     Prior Period WAC              10.39%     Class B-1 Certificate                7.8100%       53,727,000.00        100.0000000%
     Current Period WAC            10.39%     Class B-2 Certificate                8.0000%       40,295,092.56        100.0000000%


  I. RECAP OF POOL:                        LOAN
                                           COUNT         CLASS A-1             CLASS M            CLASS B-1            CLASS B-2
                                         ---------  ----------------------------------------------------------- -------------------
     Beginning Certificate Balance         32,767      $708,905,349.73      $67,158,000.00      $53,727,000.00      $40,295,092.56
     Scheduled Principal Reduction                       (2,125,661.29)               0.00                0.00                0.00
     Partial Principal Prepayments                         (449,636.19)               0.00                0.00                0.00
     Principal Prepayments In Full           (247)       (5,140,822.55)               0.00                0.00                0.00
     Contract Liquidations                    (44)       (1,050,680.31)               0.00                0.00                0.00
     Contract Repurchases                       0                 0.00                0.00                0.00                0.00
     Previously Undistributed Shortfalls                          0.00                0.00                0.00                0.00
                                         ---------  ----------------------------------------------------------- -------------------
     Remaining Certificate Balance         32,476      $700,138,549.39      $67,158,000.00      $53,727,000.00      $40,295,092.56
                                         ---------  ----------------------------------------------------------- -------------------
                                         ---------  ----------------------------------------------------------- -------------------

 II. DISTRIBUTIONS:
                                                           CLASS A-1            CLASS M           CLASS B-1            CLASS B-2
                                                     ----------------------------------------------------------- -------------------
     Principal Distribution Amount                       $8,766,800.34               $0.00             $0.00                 $0.00
     Scheduled Interest Distribution Amount               3,822,181.34          388,397.10        349,673.23            268,633.95
     Unpaid Interest Shortfall Current Period                     0.00                0.00              0.00                  0.00
     Previously Undistributed Interest Shortfalls                 0.00                0.00              0.00                  0.00
                                                     ----------------------------------------------------------- -------------------
     Total Distribution                                 $12,588,981.68         $388,397.10       $349,673.23           $268,633.95
                                                     ----------------------------------------------------------- -------------------
                                                     ----------------------------------------------------------- -------------------

                                                                                                                 -----------------
     AVAILABLE DISTRIBUTION AMOUNT:                                                                                  14,818,716.46
                                                                                                                 -----------------
                                                                                                                 -----------------

III. MONTHLY ADVANCE
        Monthly Advance Amount                                                                                               $0.00
        Outstanding Amount Advanced                                                                                          $0.00


 IV. RESIDUAL INTEREST DISTRIBUTION AMOUNT                                                                           $1,223,030.50
                                                                                                                 -----------------
                                                                                                                 -----------------

  V. SCHEDULED MONTHLY MORTGAGE PAYMENTS (P&I):                                                                      $9,659,151.08
         Gross Int....                                                                                               (7,533,489.79)
                                                                                                                 ------------------
         Principal....                                                                                                2,125,661.29
                                                                                                                 -----------------
                                                                                                                 -----------------
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

  VI. SERVICING FEE:                                                                                                $725,071.20
                                                                                                               ------------------
                                                                                                               ------------------

 VII. DELINQUENCY INFORMATION:
                                                                   Days Delinquent                  Number    Actual Balance
                                                                ----------------------------------------------------------------
                                                                       31 - 59                         347        $8,310,057.88
                                                                       60 - 89                          75         1,903,925.63
                                                                      90 or more                        63         1,747,354.75
                                                                ----------------------------------------------------------------
                                                                   Total Delinquent                    485       $11,961,338.26
                                                                                            -------------------------------------
                                                                                            -------------------------------------

VIII. REPOSSESSION INFORMATION:                                                                     Number    Actual Balance
                                                                                            -------------------------------------
                                                                      BOP Repossessions                 77        $2,119,400.24
                                                                     Plus Repossessions                 77         1,980,175.94
                                                                             this Month
                                                                      Less Liquidations                (44)      ($1,063,560.98)
                                                                                            -------------------------------------
                                                                      EOP Repossessions                110        $3,036,015.20
                                                                                            -------------------------------------
                                                                                            -------------------------------------

  IX. REPURCHASES:
                                                                                                    Number    Actual Balance
                                                                                            -------------------------------------
                                                                             Contracts                   0                $0.00
                                                                        Repurchased or
                                                                              Replaced
                                                                   Eligible Substitute                   0                $0.00
                                                                             Contracts
                                                                                            -------------------------------------
                                                                    Difference Paid by                   0                $0.00
                                                                             Servicer
                                                                                            -------------------------------------

   X. RESERVE ACCOUNT SUMMARY:
           Reserve Account Deposit Amount                                                                                 $0.00
           Reserve Account Draw Amount                                                                                    $0.00
           Distribution to Class R Certificateholder                                                                 $40,340.78
           Ending Balance  at               30-Jun-98                                                             $8,994,741.78

  XI. DELINQUENCY RATIOS
                                                                          Average 30-Day Delinquency Ratio                0.87%
                                                                          Average 60-Day Delinquency Ratio                0.32%
                                                                            Cumulative Realized Loss Ratio                0.11%
                                                                               Current Realized Loss Ratio                0.06%

 XII. LIQUIDATION LOSSES:
                                                                  Previous Period Aggregate Net Liquidation         $420,643.91
                                                                                                    Losses:
                                                                   Current Period Aggregate Net Liquidation         $965,823.57
                                                                                                    Losses:
                                                                         Current Period Liquidation Losses:         $545,179.66

 XIV. CERTIFICATE ACCOUNT INTEREST:                                                                                  $56,201.40


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